UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2025

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2025, PDS Biotechnology Corporation, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with one or more investors (each, a “Purchaser” and collectively, the Purchasers). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 6,396,787 shares (the “Shares”) of the Company’s common stock, $0.00033  par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 933,334 shares of Common Stock and (iii) warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 7,330,121 shares of Common Stock.  The Securities include 30,121 Shares and Common Warrants to purchase 30,121 shares of Common Stock purchased by two directors of the Company at an offering price per Share and associated Common Warrant of $1.66. The offering price per Share and associated Common Warrant is $1.50 and the purchase price of each Pre-Funded Warrant is $1.4999.

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Common Warrant has an exercise price of $1.50 per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance. The Common Warrants issued to our directors have an exercise price per share of $1.53, and are otherwise identical to the Common Warrants issued to all other participants in the offering.

The offering is expected to result in gross proceeds to the Company of approximately $11 million. The net proceeds to the Company from the offering are expected to be approximately $10.05 million. The Company intends to use the net proceeds from the offering for research and development expenses, and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 60-day period following the closing of the offering.

On February 26, 2025, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds generated from the sale of the Shares and Pre-Funded Warrants and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $75,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Purchase Agreement and the Placement Agency Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not conduct any issuances of Common Stock for a period of 60 days following the closing of the offering and that (ii) it will not enter into a variable rate transaction for a period of 6 months following the closing of the offering.  Notwithstanding the foregoing, 60 days after the closing of the offering, the Company will be permitted to issue securities pursuant to the Amended and Restated At Market Issuance Sales Agreement by and among the Company, B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC , dated as of August 13, 2024 and to enter into a sales agreement, at-the-market sales agreement or similar agreement with the Placement Agent (an “ATM”) (and file any prospectus supplement in connection with such ATM).

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-267041), which was filed by the Company with the Securities and Exchange Commission on August 24, 2022, and declared effective on September 2, 2022, as supplemented by a prospectus supplement dated February 26, 2025.

The form of Purchase Agreement, Placement Agency Agreement, form of Pre-Funded Warrant, and form of Common Warrant, are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Purchase Agreement, Placement Agency Agreement, Pre-Funded Warrants, and Common Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01.	Other Events.

The Company issued a press release announcing the offering on February 27, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Opinion of DLA Piper LLP (US)
10.1	Form of Securities Purchase Agreement dated February 26, 2025, by and between PDS Biotechnology Corporation and the Purchasers
10.2	Placement Agency Agreement dated February 26, 2025, between PDS Biotechnology Corporation and A.G.P./Alliance Global Partners
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
99.1	Press Release, dated February 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: February 28, 2025	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer